EXHIBIT 3.2
                                 -----------


                                 GBT BANCORP

                                   BY-LAWS

                          ARTICLE I - Stockholders
                          ------------------------


      l. Place of Meetings. All meetings of stockholders shall be held within Massachusetts unless the Articles of Organization permit the holding of stockholder meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting.

      2. Annual Meeting. The annual meeting of stockholders shall be held on the third Saturday in April in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 o'clock A.M., unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

      3. Special Meetings. Special meetings of stockholders may be called by the President or by the Directors, or upon the written application of one or more stockholders who hold at least ten percent (10%) of the capital stock entitled to vote thereat, by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

      4. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

      5. Quorum. Unless the Articles of Organization or the provisions of law otherwise require, a majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

      6. Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

      7. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation and a proportionate vote for a fractional share so held by him, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting.
A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

      8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if entitled to vote as separate classes, then in the case of each class, the holders of a majority of the stock of that class present or represented and voting on a matter), shall decide any matter to be voted on by the stockholders except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.


                           ARTICLE II - Directors
                           ----------------------


      l. Powers. The business of the corporation shall be managed by a Board of Directors which may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, by the Articles of Organization or by these By-Laws, may exercise the powers of the full Board until the vacancy is filled.

      2. Election and Eligibility. A Board of Directors of such number as shall be fixed by the stockholders shall be elected by the stockholders at the annual meeting. Unless waived by the affirmative vote of at least two-thirds of the stockholders or two-thirds of the Directors then in office, no person shall be eligible to be a director of the corporation unless such person: (1) is not, and has not been for a period of at least six (6) months prior to the date of his election, an officer or director of any bank (other than a subsidiary of the corporation), any bank holding company (as defined in Section 2 of the Bank Holding Company Act of 1956, as amended) or any company in competition with the corporation or any subsidiary thereof; and (2) has been a United States citizen for at least six (6) months.

      3. Vacancies. (a) Any vacancy in the Board of Directors (other than a vacancy caused by the death, resignation, or removal of a Director elected by holders of preferred stock of the corporation, if any) including a vacancy resulting from the enlargement of the Board, unless and until filled by the stockholders, may be filled by a majority of the Directors present at any meeting of the Directors at which a quorum is present.

           (b) Should a Director resign, be removed from office or die, and should the remaining Directors fail to fill the vacancy within forty-five (45) days of the effective date of the resignation or removal, or within forty-five (45) days of the death of the Director, then the total number of Directors shall automatically be decreased by the number of unfilled vacancies.

      4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected at any annual or special meeting of the stockholders or by vote of a majority of the Directors then in office. The Board of Directors may not be enlarged by the addition of more than two Directors in any year, exclusive of increases in the number of the Board of Directors in connection with the issuance of preferred stock.

      5. Tenure. (a) Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, each Director shall serve until his successor is elected and qualified or until his earlier resignation, removal from office or death.

           (b) The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such Director was elected or, if the Director was not elected at an annual meeting, until the end of the term of the class to which he was elected; provided, however, that each initial Director in Class 1 shall hold office until the annual meeting of stockholders in 1999; each initial Director in Class 2 shall hold office until the annual meeting of stockholders in 2000; and each initial Director in Class 3 shall hold office until the annual meeting of stockholders in 2001.

           (c) In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (ii) the newly-created or eliminated Directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible.

           (d) Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      6. Removal. (a) A Director may be removed from office (i) for cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class or (ii) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

           (b) For purposes of this Article II, Section 6, the term "cause" shall be deemed to refer to the following acts or events: (i) an adjudication, by a court of competent jurisdiction, that a Director has been negligent or has engaged in deliberate misconduct in carrying out his duties as an officer or Director of the corporation, or has breached his fiduciary duty as an officer or Director of the corporation; (ii) the determination, by a majority of the remaining Directors of the corporation, that a Director's acts or omissions have been in derogation of his duties as an officer or Director of the corporation; (iii) a Director shall have been convicted of a felony by a court of competent jurisdiction, and such conviction shall remain in effect beyond the expiration of all applicable appeal periods; (iv) a Director shall have been granted immunity to testify in any proceeding in which another individual shall have been convicted of a felony; (v) a Director shall cease to fulfill the qualifications required of Directors by Article II,
Section 2, of these By-Laws; and (vi) a Director shall have been determined by a majority of the remaining Directors to be mentally incompetent or otherwise unable to perform his duties as a Director of the corporation.

      7. Meetings. (a) Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

           (b) Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the President, Treasurer or one or more Directors.

      The Chairman of the Board of Directors shall preside at all meetings of the Board and in his absence the President, Treasurer or one or more Directors.

      8. Notice of Special Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

      9. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

      10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action.

      11. Action by Consent. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

      12. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an Executive Committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

      13. Amendment, Etc., of Certain Sections. Sections 2, 3, 4, 5 and 6 of this Article II and this Section 13 of said Article may not be altered, amended or repealed except by the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the total number of Directors then in office or by the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the shares of each class of the corporation's outstanding stock entitled to vote.

                           ARTICLE III - Officers
                           ----------------------


      1. Enumeration. The officers of the corporation shall consist of a Chairman of the Board, a President, a Treasurer, a Clerk, and such other officers, including a Vice Chairman of the Board, one or more Vice Presidents (including one or more Executive Vice Presidents), Assistant Treasurers, and Assistant Clerks as the Directors may determine.

      2. Election. The Chairman of the Board, President, Treasurer, and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be appointed by the Directors at such meeting or at any other meeting.

      3. Qualification. The President shall be a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

      4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the Chairman of the Board, President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

      6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of Directors and the stockholders and shall have such other powers and duties as are usually vested in the office of Chairman of the Board or as may be vested in him by the Board of Directors.

      7. President. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. The President, in the absence of the Chairman of the Board, shall preside at all meetings of stockholders and Directors.

      8. Vice Presidents. The Executive Vice President, or if there shall be no Executive Vice President, the Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

      9. Treasurer and Assistant Treasurers. (a) The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide.

           (b) The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

      10. Clerk and Assistant Clerks. (a) The Clerk shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

           (b) If there is no Secretary or Assistant Secretary, the Clerk shall keep a record of the meetings of the Directors.

           (c) The Assistant Clerk, or if there shall be more than one, the Assistant Clerks in the order determined by the Directors, shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

      11. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.


                         ARTICLE IV - Capital Stock
                         --------------------------


      l. Certificate of Stock. (a) Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is counter-signed by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

           (b) Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      2. Transfers. (a) Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its Transfer Agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its Transfer Agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

           (b) It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

      3. Record Date. (a) The Directors may fix in advance a time not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the Directors may, for any of such purposes, close the transfer books for all or any part of such period.

           (b) If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

      4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar.

      5. Issue of Capital Stock. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors, in such manner, for such consideration and on such terms as the Directors may determine.


                    ARTICLE V - Miscellaneous Provisions
                    ------------------------------------


      l. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the calendar year.

      2. Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts," and the year of its incorporation.

      3. Execution of Instruments. All checks, deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

      4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

      5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the Stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at the office of its Transfer Agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

      6. Evidence of Authority. A certificate by the Clerk or an Assistant Clerk, or a temporary Clerk, as to any action taken by the stockholders, Directors, Executive Committee, or any officer or representative of the corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

      7. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

      8. Transactions with Interested Parties. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or is in any way connected with any person or persons, firm, association, partnership, or corporation pecuniarily or otherwise interested therein; provided that the fact that he individually or as a director, member or officer of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority of such members thereof as shall be present at a meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership, provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

      9. Indemnification. (a) The corporation shall indemnify each person (and his heirs, executors, administrators, or other legal representatives) who is, or shall be, a Director, officer, employee or agent of the corporation, or who is serving or shall serve at its request as a director, officer, employee or agent of another organization, or who is serving or shall serve at the request of the corporation in any capacity with respect to any employee benefit plan, against all liabilities and expenses (including judgments, fines, penalties and attorneys' fees and all amounts paid, other than to the corporation or such employee benefit plan, in compromise or settlement) reasonably incurred by any such person in connection with, or arising out of, any action, suit or proceeding in which any such Director, officer, or person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a Director, officer, employee or agent of the corporation or such other organization or by reason of his serving or having served in any such capacity with respect to any employee benefit plan, except in relation to matters as to which any such Director, officer, or person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or to the extent such matter relates to services with respect to an employee benefit plan, the best interests of the participants or beneficiaries of such employee benefit plan, and, with respect to any criminal action or proceeding he had no reasonable cause to believe his conduct was unlawful; provided, however, that indemnity shall not be made with respect to any such amounts paid in compromise or settlement or by consent, unless the Board of Directors shall have determined in good faith that the Director, officer or person making such compromise, settlement, or consent acted, in connection with the matter or matters out of which such compromise, settlement or consent arose, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, such other organization or the participants or beneficiaries of such employee benefit plan, and, with respect to any criminal action or proceeding that he had no reasonable cause to believe his conduct was unlawful. Such indemnification may include payment by the corporation of expenses in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

           (b) The foregoing right to indemnification shall not be exclusive of any other rights to which any such Director, officer or person is entitled under any agreement, vote of stockholders, statute, or as a matter of law, or otherwise. The provisions of this section are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any right of indemnification existing otherwise than under this section.


                           ARTICLE VI - Amendments
                           -----------------------


           (a) Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, these By-Laws may be amended by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. The Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to any provision of these By-Laws which by law, by the Articles or Organization or these By-Laws requires the vote of a greater number of Directors or action by the stockholders. No change in the date fixed in these By-Laws for the annual meeting of stockholders may be made within sixty days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the new date fixed for such meeting.

           (b) Sections 2, 3, 4, 5 and 6 of Article II of these By-Laws and this Article VI may not be altered, amended or repealed except by the affirmative vote of at least eighty percent (80%) of the total number of Directors then in office or by the affirmative vote of at least eighty percent (80%) of the shares of each class of the corporation's outstanding stock entitled to vote.

           (c) Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

           (d) Any By-Law adopted by the Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.


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